EXHIBIT 4.2


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                                  HSBC USA INC.
                                           Issuer


                                       TO


                              BANKERS TRUST COMPANY
                                           Trustee

                              ---------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of February 25, 2000

                                       to

                                    INDENTURE

                          Dated as of October 24, 1996

                              ---------------------

                             SENIOR DEBT SECURITIES

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         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
February 25, 2000, between HSBC USA INC., a Maryland corporation previously named Republic New York Corporation (hereinafter, the "Successor"), having its principal office at 452 Fifth Avenue, New York, New York 10018 and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (hereinafter called the "Trustee"), under the Indenture (as defined below), having its Corporate Trust Office at 4 Albany Street, 4th Floor, New York, New York 10006. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

         WHEREAS, HSBC Americas, Inc. (the "Company") and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture for Senior Debt Securities, dated as of October 24, 1996 (the "Indenture");

         WHEREAS, the Company changed its name to HSBC USA Inc. by a Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 27, 1999;

         WHEREAS, effective at 12:15 p.m., New York City Time on December 31, 1999 (the "Effective Time"), the Company merged with and into the Successor in accordance with the General Corporation Law of the State of Maryland and the General Corporation Law of the State of Delaware;

         WHEREAS, the Successor changed its name to HSBC USA Inc. by Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland on January 3, 2000;

         WHEREAS, pursuant to Section 1101(1) of the Indenture, this Supplemental Indenture may be entered into without the consent of the Holders;

         WHEREAS, the Board of Directors of the Successor has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

         WHEREAS, the Successor has delivered an Opinion of Counsel to the Trustee pursuant to Section 1103 of the Indenture; and

         WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Successor and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debt Securities as follows:


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                                    ARTICLE I
                                   ASSUMPTION

         SECTION 1.1. From and after the Effective Time, the Successor hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1. Upon execution of this Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as expressly amended hereby, the Indenture shall continue in full force and effect.

         SECTION 2.2. Upon execution, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes.

         SECTION 2.3. Debt Securities of any series authenticated and delivered pursuant to the Indenture after the execution and delivery of this Supplemental Indenture shall bear a notation that the Indenture has been supplemented by this Supplemental Indenture.

         SECTION 2.4. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK.

         SECTION 2.5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall be deemed to constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             HSBC USA INC.

                                             By: /s/ Robert M. Butcher
                                                 ------------------------
                                             Name: Robert M. Butcher
                                             Title: Senior Executive Vice
                                                    President and Chief
                                                    Financial Officer

Attest:

/s/ Philip S. Toohey
------------------------
Name: Philip S. Toohey
Title: Senior Executive Vice President

SEAL

                                             BANKERS TRUST COMPANY, as Trustee

                                             By: /s/ Tara Netherton
                                                 ------------------------
                                             Name: Tara Netherton
                                             Title: Associate

Attest:

/s/ Vincent Chordey
------------------------
Name: Vincent Chordey
Title: Assistant Vice President

SEAL


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STATE OF NEW YORK,         )
COUNTY OF ERIE             )        ss.:

         On the 25th day of February, 2000, before me personally came Robert M. Butcher, to me known, who, being by me duly sworn, did depose and say that he is the Sr. Executive Vice President of HSBC USA Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                /s/ Vicki L. Barbus

                                                Notary Public



STATE OF NEW YORK,         )
COUNTY OF KINGS            )        ss.:

         On the 10th day of February, 2000, before me personally came Tara Netherton, to me known, who, being by me duly sworn, did depose and say that he is the Associate of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                /s/ Boris Treyger